Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Q1 Revenue of $2.5 Million
and Proforma Revenue of $13.5 Million

Launched Joint Venture “Crackle Plus” and Closed Related Transactions Post-Quarter

COS COB, CT – May 15, 2019 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment” or the “Company”) (Nasdaq: CSSE), a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens, today announced its financial results for the first quarter ended March 31, 2019 and is also providing certain estimated preliminary pro forma information to give effect to the launch of its Crackle Plus joint venture as if the joint venture operated during the entirety of such quarter.

William J. Rouhana, Jr., chairman and chief executive officer, stated “We consummated the creation of the Crackle Plus joint venture yesterday, creating a recognized leader in the high-growth, AVOD business. We are presenting the pro forma results in this release to allow investors to understand the impact of the Crackle transaction. We believe the estimated pro forma information presented herein is the best currently available indicator of our business and validates our excitement for, and demonstrate the potential of, the joint venture.”

Summary Financial Results (includes estimated preliminary pro forma results reflecting Crackle Plus joint venture)

(in millions)	Three Months Ended
	GAAP	Pro forma*	GAAP
	March 31, 2019	March 31, 2019	March 31, 2018
Revenue	$2.5	$13.5	$6.0
Gross Profit	$0.5	$8.2	$2.6
Gross Margin	23%	61%	43%
Operating Income (Loss)	$(2.7)	$0.8	$(0.6)
Adjusted EBITDA	$(0.9)	$2.5	$1.6

*Estimated preliminary pro forma results are based on CSS Entertainment’s historical financial statements and unaudited estimates of revenues, gross profit, gross margin, operating income (loss) and Adjusted EBITDA generated by or attributable to the assets of Crackle, Inc. comprising the Crackle AVOD business contributed to the Crackle Plus joint venture as if such joint venture had been operated as a majority owned subsidiary of the Company since January 1, 2019. The preparation of the financial statements relating to Crackle’s AVOD business are not yet complete. Accordingly, the foregoing summary pro forma results are only an estimate and may differ from the pro forma results that will be reflected in CSS Entertainment’s Form 8-K/A to be filed with the SEC.

Strategic Highlights of Crackle Plus

•	Creates one of the largest AVOD platforms in the U.S. with a combined audience of nearly 10 million monthly active users on its owned-and-operated networks, as well as millions of additional users from its ad rep business
•	Over 26 million registered users
•	Over 38,000 combined hours of programming including access to library assets from the joint venture partners

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

•	Currently streams more than 1.3 billion minutes per month
•	Over 90 content partnerships
•	Includes 100-plus VOD networks

Results

Total revenue for the quarter ended March 31, 2019 was $2.5 million compared to $6.0 million in the year-ago period. The reason for the decrease was an exceptionally successful first quarter in 2018 due to episode completions getting pushed from Q4 2017 into Q1 2018 and also due to a successful film that generated significant revenue in the distribution business in Q1 2018.

Total estimated pro forma revenue including Crackle for the quarter ended March 31, 2019 would have been $13.5 million, compared to $6.0 million in the year-ago period.

•	Online networks, which includes Popcornflix and Pivotshare, generated $0.7 million in revenue; proforma online networks including Crackle generated $11.6 million
•	Television and film distribution generated $1.5 million in revenue
•	Television and short-form video production generated $0.3 million in revenue

Gross profit for the quarter ended March 31, 2019 was $0.5 million, or 23% of total revenue, compared to $2.6 million, or 43% of total revenue for the year-ago period. As required by GAAP, the gross profit calculation includes non-cash amortization in the cost of revenue which for the quarter totaled $0.8 million. Without this non-cash film library amortization expense, gross profit would have been $1.3 million or 52%. Estimated proforma gross profit for the quarter ended March 31, 2019 including Crackle would have been $8.2 million.

Operating loss for the quarter ended March 31, 2019 was $2.7 million compared to an operating loss of $0.2 million for the year-ago period. Without the non-cash film library amortization, operating loss would have been $1.8 million. Estimated proforma operating income for the quarter ended March 31, 2019 including Crackle would have been $0.8 million.

Adjusted EBITDA for the quarter ended March 31, 2019 was $(0.9) million compared to $1.6 million in the same period last year. Estimated proforma Adjusted EBITDA for the quarter ended March 31, 2019 including Crackle would have been $2.5 million.

As of March 31, 2019, the company had $3.8 million of cash and cash equivalents, compared to $7.2 million as of December 31, 2018 and outstanding debt of $7.3 million as of March 31, 2019 compared to $7.6 million as of December 31, 2018.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see "Note Regarding Use of Non-GAAP Financial Measures" below and the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Conference Call Information

•	Date, Time: Wednesday, May 15, 2019, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 6285789
•	A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Reference ID: 6285789

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes online content through its wholly-owned subsidiary, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network and Pivotshare, a leading subscription-based VOD (‘SVOD”) platform. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.” Final pro forma financial statements with respect to the Crackle Plus joint venture transaction will be filed under an amendment to the Company’s Current Report on Form 8-k that was filed on May 14, 2019. This amendment will be filed within 75 days of the filing of the aforementioned 8-K. To present these estimated proforma numbers, the Company combined the actual Crackle AVOD business revenue from the first quarter and the actual CSSE revenue from the first quarter. The company then deducted actual CSSE costs and projected Crackle costs based on the operational costs the Company expects to incur relating to technology, marketing, content acquisition, and SG&A. The Company then accounted for acquisition-related transaction costs, transitional operating costs, and other appropriate non-recurring expenses to arrive at an estimated Adjusted EBITDA. These results are unaudited, but are based on the methodology the company intends to use going forward to calculate Adjusted EBITDA.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in CSS Entertainment’s Annual Report on Form 10-K for the year ended December 31, 2018) and uncertainties which could cause actual results to differ from the forward-looking statements, as well as the risks related to the Company’s ability to integrate the Crackle VOD business and assets and operate the Crackle Plus joint venture as expected. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if the company’s underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the company’s expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT

Kate Barrette

RooneyPartners LLC

kbarrette@rooneyco.com

(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul